UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2024 (October 31, 2024)

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 31, 2024, the Board of Directors (the “Board”) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”) appointed Richard Hallé as Chief Financial Officer of the Company, effective January 1, 2025. Mr. Hallé will succeed Todd Dissinger, who, as previously announced, will retire on December 31, 2024. Mr. Hallé has served as a member of the Company’s Board and Audit Committee since 2012 and as a member of its Compensation Committee since 2020. Prior to his appointment, Mr. Hallé served as a managing director of Alvarez and Marsal Private Equity Performance Improvement Group from March 2023 to October 2024. From 2011 until 2021, Mr. Hallé served as the Chief Financial Officer of Vivial Inc., overseeing finance, including accounting, treasury, tax, planning, forecasting, budgeting and financial reporting. Previously, Mr. Hallé served as the Chief Financial Officer and Secretary of DTN Holding Company, Inc. from 2003 to 2008 and as a Managing Director of FTI Consulting, Inc. from 2002 to 2003 where he developed business and finance strategies.

Mr. Hallé will oversee Natural Grocers’ finance, accounting, treasury, financial planning and analysis, investor relations, project management office, internal audit, accounts payable, tax, and payroll and benefits. He commenced his interim employment with the Company on November 4, 2024, in advance of his appointment, to facilitate an orderly transition in the Chief Financial Officer role. On October 31, 2024, Mr. Hallé resigned from the Company’s Board, Audit Committee and Compensation Committee in connection with his appointment as Chief Financial Officer. Following Mr. Hallé’s resignation, the Board is comprised of seven directors, of which three are independent directors. There is no family relationship between Mr. Hallé and any director or executive officer of the Company. Mr. Hallé is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Officers

Pursuant to the terms of an employment offer letter dated October 31, 2024, by and between the Company and Mr. Hallé, Mr. Hallé will receive an annual base salary of $618,500 and an annual discretionary cash bonus opportunity of up to 50% of his base salary. In addition, Mr. Hallé will be awarded the following compensation upon the commencement of his employment with the Company on or about November 4, 2024: (1) a fully vested stock grant issued pursuant to the Company’s 2012 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) in the amount of 7,500 shares of the Company’s common stock; (2) a cash hiring bonus of $202,500; and (3) 200,000 restricted stock units (“RSUs”) issued pursuant to the Omnibus Incentive Plan. Such RSUs will vest in full upon the fifth anniversary of the grant date; provided, that all unvested RSUs will immediately vest upon the occurrence of a “change in control” or “corporate transaction” affecting the Company, as such terms are defined in the Omnibus Incentive Plan. Mr. Hallé will be entitled to participate in all Company employee benefit plans and programs, and to receive paid time off, at a level commensurate with his title and salary.

On October 31, 2024, the Compensation Committee of the Board, with Mr. Hallé not participating, also approved the acceleration of 13,327 unvested RSUs held by Todd Dissinger, in connection with his retirement. Such acceleration will be effective as of December 31, 2024.

Item 7.01 Regulation FD Disclosure.

On October 31, 2024, the Company issued a press release regarding Mr. Hallé’s appointment. The press release is attached as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter to Richard Hallé dated October 31, 2024*
10.2	Notice of Grant of Stock Unit Award to Richard Hallé*
99.1	Press release of Natural Grocers by Vitamin Cottage, Inc. dated October 31, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).
* Indicates a management contract or compensatory plan or arrangement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2024
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President